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                                                                      Exhibit 14



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-81886) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account Y, which are incorporated by reference in Post-Effective Amendment
No. 3 to the Registration Statement, and to the use of our report dated
March 27, 2003, with respect to the financial statements of Lincoln Life & Annuity Company of New York.


                                                    /s/ Ernst & Young LLP
Fort Wayne, Indiana
June 18, 2003